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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               September 29, 2000
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)

                        Millennium Pharmaceuticals, Inc.
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               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                       0-28494              04-3177038
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(State or Other Jurisdiction             (Commission        (IRS Employer
       of Incorporation)                 File Number)      Identification No.)

          75 Sidney Street, Cambridge, Massachusetts          02139
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         (Address of Principal Executive Offices)           (Zip Code)

        Registrant's telephone number, including area code: (617) 679-7000
                                                            --------------

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          (Former Name or Former Address if Changed Since Last Report)
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ITEM 5:  OTHER EVENTS

         On September 29, 2000, Millennium Pharmaceuticals, Inc. (the "Company") issued a press release to announce that it is making a public offering of 5.5 million shares of its common stock (plus up to 825,000 shares to cover over-allotments, if any). All of the shares are being offered by the Company. The shares of common stock are being offered by a prospectus supplement pursuant to the Company's effective Form S-3 shelf registration statement.

         The Company also announced through this press release that its Board of Directors has approved an acceleration of the dividend distribution date for its previously announced two-for-one stock split, from October 18, 2000 to October 4, 2000. Stockholders of record at the close of business on September 27, 2000 are entitled to one additional share of common stock for each share of the Company's common stock held on that date. After the distribution date, the number of shares being offered in the Company's public offering will be adjusted to reflect the split.

         A copy of the press release is attached to this current Report on Form 8-K as Exhibit 99.1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 2, 2000              MILLENNIUM PHARMACEUTICALS, INC.

                                    /s/ John B. Douglas III
                                    --------------------------------------------
                                    John B. Douglas III
                                    Senior Vice President and General Counsel


                                       2
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                                  EXHIBIT INDEX

EXHIBIT NUMBER                             DESCRIPTION

     99.1                    Press Release dated September 29, 2000